Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

APPLIED SIGNAL TECHNOLOGY, INC.

at

$38.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 30, 2010

by

RN ACQUISITION COMPANY,

a wholly owned subsidiary of

RAYTHEON COMPANY

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 28, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if (i) certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration of the Offer or (ii) the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail:	By Facsimile Transmission:	If delivering by hand or courier:
BNY Mellon Shareowner Services c/o Mellon Investor Services LLC Attn: Corporate Actions Department P.O. Box 3301 South Hackensack, NJ 07606	(Eligible Institutions Only) (201) 680-4626 Confirm Facsimile Receipt by Telephone: (201) 680-4860	BNY Mellon Shareowner Services c/o Mellon Investor Services LLC Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

For assistance call the Information Agent at (888) 644-6071 or (212) 269-5550

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED WITH THIS NOTICE OF GUARANTEED DELIVERY MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned, pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, hereby tender(s) to RN Acquisition Company, a California corporation (the “Purchaser”) and a wholly owned subsidiary of Raytheon Company, a Delaware corporation, the number of shares of common stock, without par value (the “Shares”), of Applied Signal Technology, Inc., a California corporation (“AST”), indicated below pursuant to the offer (the “Offer”) by the Purchaser to purchase all of the outstanding Shares of AST, at a purchase price of $38.00 per share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 30, 2010 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”) and in the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”), the receipt of which is hereby acknowledged.

Name(s) of Record Holder(s)	Number of Shares
Certificate No. (if available)
Address(es)
Zip Code	Indicate account number at DTC if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number

X	Dated:

X	Dated:
Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby (i) represents that the tender of Shares affected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, all within three Nasdaq Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.
Dated:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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